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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of Earliest Event Reported): September 17, 2008

                  REINSURANCE GROUP OF AMERICA, INCORPORATED
            (Exact Name of Registrant as Specified in its Charter)

          MISSOURI                    1-11848                 43-1627032
(State or Other Jurisdiction        (Commission              (IRS Employer
      of Incorporation)             File Number)        Identification Number)



          1370 TIMBERLAKE MANOR PARKWAY, CHESTERFIELD, MISSOURI 63017
                    (Address of Principal Executive Office)



      Registrant's telephone number, including area code: (636) 736-7000



     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     / / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     / / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     / / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     / / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 7.01         REGULATION FD DISCLOSURE

         In light of recent events surrounding Lehman Brothers Holdings Inc. (Lehman) and American International Group, Inc. (AIG), Reinsurance Group of America, Incorporated (RGA) is providing its exposure to each of these companies as of September 16, 2008.

         RGA currently owns Lehman's senior and subordinated notes and preferred securities. These securities are classified as available-for-sale on the Company's balance sheet. RGA's investment in the senior notes totals approximately $9.9 million at amortized cost. These notes have recently traded at approximately 30-33 percent of par value. RGA's investment in the subordinated notes totals approximately $12.0 million, and its investment in the preferred securities totals approximately $8.5 million, on an amortized cost basis. These securities have recently traded at less than 4 percent of par value. In addition, the Company's funds withheld portfolio includes approximately $1.4 million in preferred Lehman securities. Securities held in the Company's funds withheld portfolio are not legally owned by RGA, but the investment performance of those securities affects RGA's investment income.

         RGA currently owns senior and subordinated notes of AIG and several of its subsidiaries. Theses securities are classified as available-for-sale on the Company's balance sheet. RGA's investment in senior notes totals approximately $31.4 million at amortized cost. These notes have recently traded at 52-60 percent of par value. RGA's investment in the subordinated securities totals approximately $24.5 million at amortized cost. These securities have recently traded at approximately 21-29 percent of par value. In addition, the Company's funds withheld portfolio includes approximately $5.8 million in subordinated AIG securities. The trading values indicated above were prior to the U.S. government's announcement that the Federal Reserve will provide AIG with a 2-year $85 billion credit facility.

         The Company continually evaluates all of its investment holdings for other-than-temporary impairments of value, and an impairment charge relative to some or all of the securities noted above is likely to be included in RGA's third quarter results of operations. However, any such charge is not expected to have a material adverse effect on the Company's financial condition or liquidity.



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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        REINSURANCE GROUP OF AMERICA,
                                        INCORPORATED

Date: September 17, 2008                By: /s/ Jack B. Lay
                                           -----------------------------------
                                        Jack B. Lay
                                        Senior Executive Vice President and
                                        Chief Financial Officer